Oncolytics Biotech® Reports Strong Durability and Survival Data in Anal Cancer, Positioning Pelareorep as Potential Backbone Immunotherapy Across HPV-Driven Cancers

GOBLET Cohort 4 demonstrates approximately 15-month median duration of response that exceeds historical results for approved second-line checkpoint inhibitor monotherapy

100% of responding patients survived for longer than one year

FDA Fast Track Designation and recent regulatory guidance support advancement toward registration and potential expansion into HPV-driven head and neck cancer

SAN DIEGO, CA, October 27, 2026 – Oncolytics Biotech® Inc. (Nasdaq: ONCY) (“Oncolytics” or the “Company”), a clinical-stage immunotherapy company developing pelareorep, today announced updated data from Cohort 4 of its Phase 1/2 GOBLET study evaluating pelareorep in combination with atezolizumab (Tecentriq®) in patients with second-line or later squamous cell anal cancer (“SCAC”).

Although median overall survival has not yet been reached, the median duration of response is approximately 15 months,1 which compares favorably with historical results of 9.5 months for U.S. Food and Drug Administration (“FDA”)-approved retifanlimab monotherapy in a similar patient population.2 Notably, all patients who responded to treatment survived beyond 12 months, including multiple patients surviving over 24 months.

These results provide encouraging evidence that pelareorep enhanced the clinical benefit of checkpoint inhibition in advanced SCAC, a disease in which more than 90% of cases are associated with human papillomavirus (“HPV”).

“We see anal cancer as the starting point for building a pelareorep plus checkpoint inhibitor platform across HPV-driven cancers,” said Jared Kelly, Chief Executive Officer of Oncolytics. “Our survival data and recent FDA regulatory clarity give us a path to pursue registration in anal cancer while expanding into other HPV-associated tumors, including head and neck cancer, where pelareorep has already demonstrated encouraging clinical activity.”

FDA Pathway Opens Door to Broader HPV Cancer Platform

Following recent FDA interactions and receipt of Fast Track Designation, Oncolytics plans to explore additional clinical studies with a potential checkpoint inhibitor partner to support registrational development in SCAC. The Company believes that durable clinical responses may support an accelerated approval pathway, while overall survival could provide evidence of clinical benefit supporting full approval, subject to FDA agreement.

The Company also sees potential to expand into HPV-associated head and neck squamous cell carcinoma. HPV accounts for approximately 70% of oropharyngeal cancers in the United States, representing a substantial patient population where checkpoint inhibitors are already established therapies.

Pelareorep has previously demonstrated signals of antitumor activity in head and neck cancer studies, although it has not yet been evaluated in combination with a checkpoint inhibitor in this disease. Oncolytics may explore initiating such a combination study in the near term as part of its broader HPV-driven cancer strategy.

About GOBLET
The GOBLET (Gastrointestinal tumOrs exploring the treatment comBinations with the oncolytic reovirus peLarEorep and anTi-PD-L1) study is a phase 1/2 multiple indication study in advanced or metastatic gastrointestinal tumors. The study is being conducted at 17 centers in Germany and is being managed by AIO-Studien-gGmbH (“AIO”). The co-primary endpoints of the study are objective response rate and/or disease control rate and safety. Key secondary and exploratory endpoints include additional efficacy assessments and evaluation of potential biomarkers. The study comprises five treatment groups:
1.Pelareorep in combination with atezolizumab, gemcitabine, and nab-paclitaxel in first-line advanced/metastatic pancreatic cancer patients;
2.Pelareorep in combination with atezolizumab in first-line MSI (microsatellite instability)-high metastatic colorectal cancer patients;
3.Pelareorep in combination with atezolizumab and TAS-102 in third-line metastatic colorectal cancer patients
4.Pelareorep in combination with atezolizumab in second-line advanced and unresectable anal cancer patients; and
5.Pelareorep in combination with mFOLFIRINOX with and without atezolizumab in newly diagnosed metastatic PDAC patients.

About AIO
AIO emerged from the study center of the medical oncology working group within the German Cancer Society. AIO operates with a non-profit purpose of promoting science and research with a focus on medical oncology. Since its foundation, AIO has become a successful sponsor and study management company and has established itself both nationally and internationally.

About Pelareorep
Pelareorep is an intravenously delivered, systemically active, investigational immunotherapy with a dual mechanism of action that selectively replicates in tumor cells while activating both innate and adaptive anti-tumor immune responses, including the upregulation of key inflammatory cytokines resulting in the formation of tertiary lymphoid structures and the expansion of tumor-infiltrating lymphocytes. It has been administered to over 1,200 patients, and clinical studies have demonstrated pelareorep’s potential to enhance the activity of checkpoint inhibitors and other anti-cancer therapies across multiple solid tumor types.

About Oncolytics Biotech Inc.
Oncolytics is a clinical-stage biotechnology company developing pelareorep, an investigational intravenously delivered double-stranded RNA immunotherapeutic agent. Pelareorep has demonstrated encouraging results in multiple first-line pancreatic cancer studies, two randomized Phase 2 studies in metastatic breast cancer, and early-phase studies in anal and colorectal cancer. It is designed to induce anti-cancer immune responses by converting immunologically inactive tumors to active through the activation of innate and adaptive immune responses.

The Company is advancing pelareorep in combination with chemotherapy and/or checkpoint inhibitors in metastatic gastrointestinal cancers, where pelareorep has received Fast Track designation from the FDA for colorectal, anal, and pancreatic cancer. Oncolytics is actively pursuing strategic partnerships to accelerate development and maximize commercial impact. For more about Oncolytics, please visit: www.oncolyticsbiotech.com or follow the Company on LinkedIn and on X @oncolytics.

Tecentriq® (atezolizumab) is a registered trademark of Genentech, a member of the Roche Group.

References
1.GOBLET Cohort 4 efficacy estimates supplied from internal calculations for this draft
2.Rao S, et al. Phase II study of retifanlimab in patients (pts) with squamous carcinoma of the anal canal (SCAC) who progressed following platinum-based chemotherapy. Annals of Oncology. 2020 September. doi: https://doi.org/10.1016/j.annonc.2020.08.2272

Forward-looking statements
This press release contains forward-looking statements, within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and forward-looking information under applicable Canadian securities laws (such forward-looking statements and forward-looking information are collectively referred to herein as “forward-looking statements”). Forward-looking statements contained in this press release include statements regarding beliefs as to the potential, registration, mechanism of action and benefits of pelareorep as a cancer therapeutic; the results, and implication of results, from Cohort 4 of the GOBLET study; the Company’s plans to explore additional clinical studies related to SCAC and its beliefs in their potential benefits; the Company’s possible expansion into HPV-associated head and neck cancer including a study in combination with pelareorep; the Company’s goals, strategies, and objectives; the Company’s belief in the clinical promise of pelareorep in anal, colorectal, pancreatic and other gastrointestinal cancers; and the Company’s goals and expectations for its potential registrational development path for pelareorep in multiple gastrointestinal cancers. In any forward-looking statement in which Oncolytics expresses an expectation or belief as to future results, such expectations or beliefs are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will be achieved. These statements involve known and unknown risks and uncertainties that may cause actual results to differ materially from those anticipated. These risks include, but are not limited to, regulatory outcomes, trial execution, financial resources, access to capital markets, and market dynamics. Please refer to Oncolytics’ public filings with securities regulators in the United States and Canada for more information. The Company assumes no obligation to update forward-looking statements, except as required by law.

Company Contact
Jon Patton
Director of IR & Communication
jpatton@oncolytics.com